Exhibit 4.5

WHEN RECORDED MAIL TO:
Craig W. Stensland
Central Illinois Light Company
One Ameren Plaza (MC 1310)
1901 Chouteau Avenue

St. Louis, MO 63103

INDENTURE

BETWEEN

CENTRAL ILLINOIS LIGHT COMPANY

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as successor Trustee under Indenture of Mortgage and Deed of Trust, dated as of April 1, 1933, between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture dated as of July 1, 1933, between Central Illinois Light Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, and as amended and supplemented by various Indentures between the same parties bearing subsequent dates.

Dated as of December 1, 2008

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Central Illinois Light Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

INDENTURE dated as of the 1st day of December, 2008 (hereinafter sometimes referred to as this “Supplemental Indenture”), between CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois hereinafter sometimes called the “Company”), party of the first part, and Deutsche Bank Trust Company Americas, a corporation of the State of New York, as successor Trustee (hereinafter sometimes called the “Trustee”), party of the second part, under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, dated as of April 1, 1933, as amended and supplemented by Indenture between said Illinois Power Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of July 1, 1933, and as amended and supplemented by various Indentures between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the “Indenture”).

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds to be substantially in the form set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated, respectively, as “First Mortgage Bonds, Senior Notes Series CC” (the “bonds of the Thirty-Third Series”), the bonds of such series are to be issued as registered bonds without coupons and are to bear interest as specified in the form of bond of the bonds of the Thirty-Third Series set forth below and are to mature, subject to prior acceleration and redemption, on December 15, 2013; and

WHEREAS, the Company has entered into an Indenture dated as of June 1, 2006 (the “Senior Note Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Trustee”), providing for the issuance from time to time of senior notes thereunder; and

WHEREAS, the Company desires by this Supplemental Indenture to issue to the Senior Note Trustee the bonds of the Thirty-Third Series as security for $150,000,000 aggregate principal amount of the Company’s 8.875% Senior Secured Notes due 2013 (the “Senior Notes”) to be issued under the Senior Note Indenture; and

WHEREAS, the definitive registered bonds without coupons of the bonds of the Thirty-Third Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[GENERAL FORM OF REGISTERED BOND OF THE THIRTY-THIRD SERIES]

No.	$

NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE INDENTURE THIS BOND IS NOT
ASSIGNABLE OR TRANSFERABLE EXCEPT AS PERMITTED OR REQUIRED BY SECTION 4.04 OF THE
INDENTURE DATED AS OF JUNE 1, 2006, BETWEEN CENTRAL ILLINOIS LIGHT COMPANY AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

CENTRAL ILLINOIS LIGHT COMPANY

FIRST MORTGAGE BONDS, SENIOR NOTES
SERIES CC

Illinois Commerce Commission
Identification Nos.:  Ill.  C.C.  6479, 6504 and 6506

CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A., as trustee under the Senior Note Indenture hereinafter referred to, or registered assigns, on December 15, 2013, subject to prior redemption, One Hundred and Fifty Million Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon in lawful money of the United States of America at the rate of 8.875% per annum from the same dates set forth in the Senior Notes (as defined herein).  Interest on overdue principal, premium, if any, and, to the extent permitted by law, on overdue interest, shall be payable at the interest rate payable on the Senior Notes.  Interest on this bond is payable on the same dates as interest on the Senior Notes, or, if this bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal hereof, until the Company’s obligation to pay principal shall be discharged as provided in the Mortgage (hereinafter mentioned) is paid, until the principal sum is paid in full.  The principal of, premium, if any, and interest on, this bond are payable, in immediately available funds, at the office of the Senior Note Trustee hereinafter referred to.

Under an Indenture dated as of June 1, 2006 (the “Senior Note Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Trustee”), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled “8.875% Senior Secured Notes due 2013” in the aggregate principal amount of $150,000,000 (the “Senior Notes”).  Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture.  Payment of principal of, or premium, if any, or interest on, the Senior Notes shall constitute payments on this bond as further provided herein and in the Indenture dated as of December 1, 2008 pursuant to which this bond has been issued (the “Supplemental Indenture”).

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, a principal amount of this bond equal to the principal amount of such Senior Notes shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture.  The Trustee (defined below) may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on, the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, premium, if any, or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

For purposes of Section 4.09 of the Senior Note Indenture, this bond shall be deemed to be the “Related Series of Senior Note First Mortgage Bonds” in respect of the Senior Notes.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage (defined below) for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, executed by Illinois Power Company to Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) or its successor (hereinafter sometimes referred to as the “Trustee”) as Trustee, as amended by Indenture dated as of June 30, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Supplemental Indenture (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes, and except upon written demand of the Senior Note Trustee following the occurrence of an event of default under the Senior Note Indenture and the acceleration of the Senior Notes, as provided in Section 8.01 of the Senior Note Indenture.

In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York.

This bond shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture.  Subject to the restriction on transfer of this bond hereinbefore set forth, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated:

CENTRAL ILLINOIS LIGHT COMPANY

[SEAL]	By
President

Attest:

Assistant Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

This bond is one of the bonds of the series designated therein, described in the within mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By Deutsche Bank National Trust Company

By
Authorized Officer

WHEREAS, all things necessary to make the bonds of the Thirty-Third Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of describing the bonds of the Thirty-Third Series, and of providing the terms and conditions of redemption thereof;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:  That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever, all the properties of the Company located in the State of Illinois described in Schedule A (which is identified by the signature of an officer of each party hereto at the end thereof) hereto annexed and made a part hereof.

And all other property, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1,1933 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) now owned or hereafter acquired by the Company and wheresoever situated.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any, sinking funds that may be created for the benefit of any particular series).

PROVIDED, HOWEVER and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all such bonds and coupons, if any, are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

Section 1.               The bonds of the Thirty-Third Series shall mature, subject to prior acceleration and redemption, on the date appearing in the form of each such bond hereinbefore set forth, shall (subject to the provisions of Section 2 hereof) bear interest at the same rate of interest as the Senior Notes which interest shall be payable on the same dates as interest on the Senior Notes until the principal sum is paid in full, shall accrue interest from the same dates as set forth in the Senior Notes and shall be designated as the Company’s First Mortgage Bonds of the series hereinbefore set forth.  Both principal of, premium, if any, and interest on the bonds shall be payable in lawful money of the United States of America at the office of the Senior Note Trustee.

Definitive bonds of the Thirty-Third Series will be issued, originally or otherwise, only as registered bonds without coupons in the name of the Senior Note Trustee under the Senior Note Indenture to secure any and all obligations of the Company under the Senior Notes, and any other series of senior notes from time to time outstanding under the Senior Note Indenture; and they and the Trustee’s certificates of authentication shall be substantially in the form hereinbefore recited.  In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the bonds of the Thirty-Third Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, a principal amount of the bonds of the Thirty-Third Series equal to the principal amount of such Senior Notes shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture.  The Trustee (defined below) may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on, the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, premium, if any, or interest on, the Senior Notes has not been made, (ii) that the

Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

The bonds of the Thirty-Third Series are not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes, and except as set forth below in this Section 1.

In the event that the Company redeems any of the Senior Notes prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company the bonds of the Thirty-Third Series, as applicable, in principal amount corresponding to the Senior Notes so redeemed, as provided in Section 4.08 of the Senior Note Indenture. The Company agrees to give the Trustee notice of any such redemption of the Senior Notes on or before the date fixed for any such redemption.

Upon the occurrence of an Event of Default under the Senior Note Indenture (as defined therein) and the acceleration of the Senior Notes, the bonds of the Thirty-Third Series shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a “Redemption Demand”) from the Senior Note Trustee stating that there has occurred under the Senior Note Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the Senior Notes specifying the last date to which interest on such Senior Notes has been paid (such date being hereinafter referred to as the “Initial Interest Accrual Date”) and demanding redemption of the bonds of the Thirty-Third Series.  The Company waives any right it may have to prior notice of such redemption under the Indenture.  Upon surrender of the bonds of the Thirty-Third Series by the Senior Note Trustee to the Trustee, the bonds of the Thirty-Third series shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the redemption date; provided, however, that in the event of a rescission or annulment of acceleration of the Senior Notes pursuant to the last paragraph of Section 8.01(a) of the Senior Note Indenture, then any Redemption Demand shall thereby be deemed to be rescinded by the Senior Note Trustee although no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

Section 2.               The principal amount of bonds of the Thirty-Third Series outstanding from time to time shall always be equal to the principal amount of the Senior Notes, which are outstanding from time to time under the Senior Note Indenture and to the extent the Senior Note Trustee holds the bonds of the Thirty-Third Series in excess of such principal amount, such bonds of the Thirty-Third Series, respectively, shall be deemed cancelled and retired and no longer outstanding under the Indenture.

For purposes of Section 4.09 of the Senior Note Indenture, the bonds of the Thirty-Third Series shall be deemed to be the “Related Series of Senior Note First Mortgage Bonds” in respect of the Senior Notes.

At any time that a bond of the Thirty-Third Series is surrendered to the Trustee other than in connection with the redemption thereof, in connection with the Trustee’s enforcement of rights after a completed default under the Mortgage or in connection with the exchange of that bond as provided in Section 1 hereof, such bond shall be cancelled by the Trustee and shall be treated for all intents and purposes as if it has never been issued.  In the event that only a portion of a bond of the Thirty-Third Series is so surrendered, the Trustee shall deliver without charge to the Senior Note Trustee a new bond of the Thirty-Third Series, as applicable, in an aggregate principal amount equal to the difference between the principal amount of the portion of the bond of the Thirty-Third Series so surrendered and the principal amount of such bond prior to such surrender.

Section 3.               As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof.

Section 4.               Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented.  The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

Section 5.               This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 6.               The Company shall provide the Trustee with copies of the Senior Note Indenture and any amendments thereto as soon as practicable after such Indenture or amendment is entered into and the Trustee in performing its duties hereunder shall be entitled to rely on the latest copy of the Senior Note Indenture and any amendments thereto received from the Company.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY, party of the first part hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.

CENTRAL ILLINOIS LIGHT COMPANY

By	/s/ Jerre E. Birdsong
Name: Jerre E. Birdsong
Title: Vice President and Treasurer

[SEAL]

Attest:

/s/ G.L. Waters
Name: G.L. Waters
Title: Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By Deutsche Bank National Trust Company

By	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Assistant Vice President

By	/s/ Kenneth R. Ring
Name: Kenneth R. Ring
Title: Vice President

[SEAL]

Attest:

/s/ Cynthia J Powell
Name: Cynthia J Powell
Title: Vice President

2

STATE OF MISSOURI	)
) SS
CITY OF ST. LOUIS	)

I, Debra K. Patterson, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of CENTRAL ILLINOIS LIGHT COMPANY, a corporation organized and existing under the laws of the State of Illinois, and G.L. Waters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 24th day of November, 2008, in the City and State aforesaid.

/s/ Debra K. Patterson
Notary Public

(NOTARIAL SEAL)

Debra K. Patterson – Notary Public

Notary Seal, State of

Missouri – St. Louis County

Commission #08482293

My Commission Expires 10/31/2012

State of New Jersey	)
) SS
County of Union	)

I, Jeffrey Schoenfeld, a Notary Public in and for Union County in the State of New Jersey, do hereby certify that:

Irina Golovashchuk, an Assistant Vice President of DEUTSCHE BANK NATIONAL TRUST COMPANY, signing on behalf of DEUTSCHE BANK TRUST COMPANY AMERICAS, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 24th day of November, 2008.

/s/ Jeffrey Schoenfeld
Notary Public

(NOTARIAL SEAL)

Jeffrey Schoenfeld

Notary Public

New Jersey

My Commission expires 08-17-2012

SCHEDULE A

DETAILED DESCRIPTION OF ADDITIONAL PROPERTIES

PARCEL 1

A PART OF THE NORTHEAST QUARTER OF SECTION 25, TOWNSHIP 22 NORTH, RANGE 5 WEST OF THE THIRD PRINCIPAL MERIDIAN, MALONE TOWNSHIP, TAZEWELL COUNTY, ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:  COMMENCING AT THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER, THENCE NORTH 1 DEGREE 19 MINUTES 22 SECONDS WEST 16.50 FEET ALONG THE EAST LINE OF SAID NORTHEAST QUARTER TO THE NORTH LINE OF THE SOUTH ONE ROD OF SAID NORTHEAST QUARTER AND THE POINT OF BEGINNING.  FROM SAID POINT OF BEGINNING, THENCE SOUTH 88 DEGREES 26 MINUTES 05 SECONDS WEST 2610.62 FEET ALONG SAID NORTH LINE TO THE WEST LINE OF SAID NORTHEAST QUARTER; THENCE  01 DEGREE 29 MINUTES 14 SECONDS WEST 1015.64 FEET ALONG SAID WEST LINE; THENCE NORTH 88 DEGREES 30 MINUTES 46 SECONDS EAST 353.70 FEET; THENCE SOUTH 01 DEGREE 29 MINUTES 14 SECONDS EAST 633.78 FEET; THENCE SOUTH 88 DEGREES 30 MINUTES 46 SECONDS WEST 303.70 FEET TO A POINT 50 FEET NORMALLY DISTANT EAST OF SAID WEST LINE; THENCE SOUTH 01 DEGREE 29 MINUTES 14 SECONDS EAST 296.73 FEET ALONG A LINE PARALLEL WITH SAID WEST LINE TO A POINT OF CURVATURE; THENCE SOUTHEAST 70.75 FEET ALONG THE ARC OF A CURVE CONCAVE TO THE NORTHEAST WITH A RADIUS OF 45.00 FEET AND THE 63.68 FOOT CHORD OF SAID ARC BEARS SOUTH 46 DEGREES 31 MINUTES 35 SECONDS EAST TO A POINT OF TANGENCY BEING 40 FEET NORMALLY DISTANT NORTH OF SAID NORTH LINE; THENCE NORTH 88 DEGREES 26 MINUTES 05 SECONDS EAST 2515.67 FEET ALONG A LINE PARALLEL WITH SAID NORTH LINE TO SAID EAST LINE; THENCE SOUTH 01 DEGREE 19 MINUTES 22 SECONDS EAST 40.00 ALONG SAID EAST LINE TO THE POINT OF BEGINNING AND CONTAINING 7.95 ACRES, MORE OR LESS OF THE THIRD PRINCIPAL MERIDIAN, TAZEWELL COUNTY, ILLINOIS.

PIN: 20-20-25-200-003

PARCEL 2

A PART OF THE WEST HALF OF THE SOUTHWEST QUARTER OF SECTION TWENTY-FIVE (25), TOWNSHIP TEN (10) NORTH, RANGE SEVEN (7) EAST OF THE FOURTH PRINCIPAL MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 25, THENCE NORTH 89°-59’-36” EAST, (BEARING ASSUMED FOR PURPOSE OF DESCRIPTION ONLY), ALONG THE SOUTH LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 25, 335.25 FEET TO THE SOUTHEAST CORNER OF A 2.983 ACRE TRACT RECORDED IN TRACT SURVEY 39, PAGE 68 IN THE PEORIA

A-1

COUNTY RECORDERS OFFICE; THENCE NORTH 01°-27’-33” WEST, ALONG THE EAST LINE OF SAID 2.983 ACRE TRACT, 33.01 FEET TO THE NORTH RIGHT OF WAY LINE OF ALTA LANE AND THE POINT OF BEGINNING OF THE TRACT TO BE DESCRIBED:  FROM THE POINT OF BEGINNING THENCE NORTH 01°-27’-33” WEST, ALONG THE EASTERLY LINE OF SAID 2.983 ACRE TRACT, 299.99 FEET; THENCE NORTH 89°-59’-36” EAST ALONG THE SOUTH LINE OF SAID 2.983 ACRE TRACT, 224.98 FEET; THENCE SOUTH 01°-27’-33” EAST, 299.99 FEET TO THE NORTH RIGHT OF WAY LINE OF SAID ALTA LANE; THENCE SOUTH 89°-59’-36” WEST ALONG SAID NORTH RIGHT OF WAY LINE, 224.98 FEET TO THE POINT OF BEGINNING, SAID TRACT CONTAINING 1.549 ACRES, MORE OR LESS, SITUATED AND BEING IN PEORIA COUNTY.

Part PIN 08-25-300-012

PARCEL 3

LOTS 20, 21 AND 22 OF JOHN TAYLOR’S WEST ADDITION TO THE CITY OF SPRINGFIELD, SANGAMON COUNTY, ILLINOIS; SITUATED IN THE COUNTY OF SANGAMON, IN THE STATE OF ILLINOIS;

PIN’s:  14-28-484-047; 14-28-484-048; 14-28-484-049;

PARCEL 4

LOTS ONE (1), TWO (2), THREE (3), FOUR(4) AND FIVE (5) OF BULLOCK’S ADDITION TO THE CITY OF SPRINGFIELD, TOGETHER WITH ALL OF THE APPURTENANCES THEREUNTO BELONGING OR APPERTAINING; AND ALL RIGHT, TITLE AND INTEREST WHICH GRANTOR OF THE ABOVE DESCRIBED PREMISES MAY HAVE IN OR TO ANY OR ALL ROADS, STREETS AND WAYS BOUNDING SAID PREMISES.  SITUATED IN THE COUNTY OF SANGAMON, IN THE STATE OF ILLINOIS.

PIN’s:  14-33-227-017; 14-33-227-016; 14-33-227-015; 14-33-227-014; 14-33-227-013.

PARCEL 5

LOTS 8 AND 9 OF BULLOCK’S ADDITION TO THE CITY OF SPRINGFIELD; SITUATED IN THE CITY OF SPRINGFIELD, COUNTY OF SANGAMON, AND STATE OF ILLINOIS; BEING A PART OF SECTION 27 IN TOWNSHIP 16N, RANGE 5W;

PIN’s: 14-33.0-227-009 and 14-33.0-227-010;

A-2